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                                  EXHIBIT 99.6

Lease dated July 25, 1990 by and between The Lawson Group, LTD. and Shell Oil Company relating to the Williamsburg, Virginia Plant (the rights and obligations of the lessee under the foregoing Lease have been assigned ultimately to Printpack, Inc.).






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                                     LEASE


1. Parties. This Lease, dated, for reference purposes only, July 25, 1990 is made by and between THE LAWSON GROUP, LTD. (herein called "Lessor") and SHELL OIL COMPANY, a Delaware corporation (herein called "Lessee").

2. Premises. Lessor hereby leases to Lessee and Lessee leases from Lessor for the term at the rental, and upon all of the conditions set forth herein, that certain real property situated in the County of James City, Commonwealth of Virginia commonly known as 400 Packets Court, Williamsburg, Virginia and described as:

      All those two parcels of land situated in James City County containing 4.59 acres +/- ("Site 18-A") and 3.07 acres +/- ("Site 18-B") as shown on a certain plat recorded in the Clerk's office of the Circuit Court of James City County, Virginia in Plat Book 37, Page 63. Including two primary existing buildings containing 76,800 square feet on Site A ("Site A Building") and 55,175 square feet on Site B ("Site B Building") all of which are shown on Exhibit A attached hereto.

Said real property including the land and all improvements thereon, is herein called "the Premises".

3. Term. The term of this Lease shall be for ten (10) years commencing on March 1, 1990, and ending on February 29, 2000, unless sooner terminated pursuant to any provision hereof.

4. Rent. Lessee shall pay to Lessor as rent for the Premises, in advance on the first day of each month of the term hereof in accordance with the following schedule.

      (a)    March 1, 1990, through February 28, 1991 -
             $4.05 per square foot
             $311,040.00 annually for Site 18-A
             $223,458.75 annually for Site 18-B
             $44,541.56 monthly for both Sites

      (b)    March 1, 1991, through February 29, 1992 -
             $4.15 per square foot
             $318,720.00 annually for Site 18-A
             $228,976.25 annually for Site 18-B
             $45,641.35 monthly for both Sites

      (c)    March 1, 1992, through February 28, 1997 -
             $4.25 per square foot
             $326,400.00 annually for Site 18-A


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             $234,493.75 annually for Site 18-B
             $46,741.15 monthly for both Sites

      (d)    March 1, 1997, through February 28, 1998 -
             $4.50 per square foot
             $345,600.00 annually for Site 18-A
             $248,287.50 annually for Site 18-B
             $49,490.63 monthly for both Sites

      (e)    March 1, 1998, through February 29, 2000 -
             $4.65 per square foot
             $357,120.00 annually for Site 18-A
             $256,563.75 annually for Site 18-B
             $51,140.31 monthly for both Sites

      (f) Lessee shall pay to Lessor upon the execution hereof by Lessee the sum of $9,600.00 in satisfaction of Lessee's rental obligations for the period ending February 28, 1990.

      (g) Rent for any period during the term hereof which is less than one month shall be a pro rata portion of the monthly installment. Rent shall be payable in lawful money of the United States to Lessor at 2551 Almeda Avenue, Post Office Box 10266, Norfolk, Virginia 23513, or to such other persons or at such other places as Lessor may designate in writing.

5.    Use.

      5.1 Use. The Premises shall be used and occupied only for light industrial operations including office, manufacturing and warehouse facilities for plastic containers industry and for no other purpose, without consent of Landlord in writing.

      5.2    Compliance with Law.

      (a) Lessor warrants to Lessee that the Premises, in its existing state, but without regard to the use for which Lessee will use the Premises, does not violate any applicable building code, regulation or ordinance at the time that this Lease is executed. In the event that it is determined that this warranty has been violated, then it shall be the obligation of the Lessor, after written notice from Lessee, to promptly, at Lessor's sole cost and expense to rectify any such violation. Since Lessee did not give to Lessor written notice of the violation of this warranty within one (1) year from the original commencement of the term, it shall be conclusively deemed that such violation did not exist and the correction of the same shall be the obligation of the Lessee.

      (b) Except as provided in Paragraph 5.2(a) , Lessee shall, at Lessee's expense, comply promptly, with all applicable statutes, ordinances, rules, regulations, order,



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restrictions of record, and requirements in effect during the term or any part of the term hereof regulating the use by Lessee of the Premises. Lessee shall not use or permit the use of the Premises in any manner that will tend to create waste or a nuisance or, if there shall be more than one tenant in the building containing the Premises, shall tend to disturb such other tenants.

     (c) Environmental Indemnification. Lessee shall use its best efforts to prevent the release or discharge of any hazardous wastes or constituents on, in or under the Premises. In the event of such release or discharge during the term hereof, as the same may be extended, Lessee shall indemnify and hold harmless Lessor from and against all losses and damages, suffered by Lessor as a result of any claims, liabilities, damages, penalties, costs and expenses incurred by Lessor, relating to, or arising as a result of any releases or discharges of hazardous wastes, constituents or pollutants on, in or under the Premises caused by Lessee or its agents, and occurring during the term hereof, including, without limitation, governmental ordered remedial investigations and feasibility study costs, clean up costs and other response costs under the Comprehensive Environmental Response Compensation and Liability Act, as modified by the Superfund Amendments and Reauthorization Act of 1986, or any other environmental legislation or regulation, whether Federal, state or local currently in existence or which may be enacted in the future (herein called the "Acts"). At the expiration of the initial term or any extension of this Lease, an environmental study will be prepared at Lessor's expense. If such study indicates the presence of environmental damages, hazardous wastes, construction pollutants, etc., Lessee shall (at Lessee's expense) clean up all such hazards, returning the Premises to an environmentally clean state, if such clean up is ordered by any Federal, state or local environmental agency pursuant to the Acts. If the environmental study concludes that the Premises has been maintained in an environmentally clean state or if Lessee is required to clean up the Premises and after the completion of the clean up Lessee provides Lessor with an environmental study certifying that the Premises is in compliance with the requirements of the Acts, then Lessor will indemnify Lessee of all environmental responsibility arising after the receipt of the latest environmental study by indicating such in writing to Lessee or its agent.

     (d) Warranty of restrictive covenants. Lessor warrants to Lessee that Lessor and its predecessors in title have not violated any of the protective covenants and restrictions for Busch Corporate Center-Williamsburg appearing of record of Deed Book 169, page 135 of the James City County, Virginia public records, that all required permits and authorizations have been obtained and that improvements upon the premises property are in full compliance with the restrictions.

     5.3 Condition of Premises. Except as provided in Paragraph 5.2(a) Lessee hereby accepts that Premises in their condition existing as of the date of the execution hereof, subject to all applicable zoning, municipal, county and state laws, ordinances and regulations governing and regulating the use of the Premises, and accepts this Lease subject thereto and to all matters disclosed thereby and by any exhibits attached hereto.



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Lessee acknowledges that neither Lessor nor Lessor's agent has made any representation or warranty as to the suitability of the Premises for the conduct of Lessee's business.

6.   Maintenance Repairs and Alterations.

     6.1 Lessor's Obligations. Subject to the provisions of Paragraphs 5.2(a) and 8 and except for damage caused by any negligent or intentional act or omission of Lessee, Lessee's agents, employees, or invitees in which event Lessee shall repair the damage, Lessor, at Lessor's expense, shall keep in good order, condition and repair the foundations, exterior walls and the exterior roof of the Premises. Lessor shall not, however, be obligated to paint such exterior, nor shall Lessor be required to maintain the interior surface of exterior walls, windows, doors or plate glass. Lessor shall have no obligation to make repairs under this Paragraph 6.1 until a reasonable time after receipt of written notice of the need for such repairs.

     6.2 Lessee's Obligations.

     (a) Subject to the provisions of Paragraphs 5.2(a), 6 and 8, Lessee, at Lessee's expense, shall keep in good order, condition and repair the Premises and every part thereof (whether or not the damaged portion of the Premises or the means of repairing the same are reasonably or readily accessible to Lessee) including, without limiting the generality of the foregoing, all plumbing, heating, air conditioning, ventilating, electrical and lighting facilities and equipment within the Premises, fixtures, interior walls and interior surface of exterior walls, ceilings, windows, doors, plate glass, and skylights, located within the Premises, and all landscaping, driveways, parking lots, fences and signs located in the Premises and all sidewalks and parkways adjacent to the Premises.

     (b) If Lessee fails to perform Lessee's obligations under this Paragraph 6.2, Lessor may at Lessor's option enter upon the Premises after 10 days prior written notice to Lessee, and put the same in good order, condition and repair, and the cost thereof together with interest thereon at the rate of 10% per annum shall be due and payable as additional rent to Lessor together with Lessee's next rental installment.

     (c) On the last day of the term hereof, or on any sooner termination, Lessee shall surrender the Premises to Lessor in the same condition as received, broom clean, ordinary wear and tear excepted. Lessee shall repair any damage to the Premises occasioned by the removal of its trade fixtures, furnishings and equipment pursuant to Paragraph 6.3, which repair shall include the patching and filling of holes and repair of structural damage.

6.3  Alterations and Additions.

     (a) Lessee shall not, without Lessor's prior written consent make any alterations, improvements, additions, or Utility Installations in, on or about the Premises, except for nonstructural alterations not exceeding $10,000.00 in cost. As used in this


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Paragraph 6.3, the term "Utility Installation" shall mean bus ducting, power panels, wiring, fluorescent fixtures, space heaters, conduits, air-conditioning equipment and plumbing. Lessee shall have the right to remove any or all of said alterations, improvements, additions or Utility Installations at the expiration of the term, and restore the Premises to their prior condition. The aforesaid shall not apply to any alterations, improvements, additions or Utility Installations provided at Lessor's expense.

     (b) Lessee shall pay, when due, all proper claims for labor or materials furnished to or for Lessee at or for use in the Premises, which claims are or may be secured by any mechanic's or materialmen's lien against the Premises or any interest therein. Lessee shall give Lessor not less than ten (10) days' written notice prior to the commencement of any work in the Premises, and Lessor shall have the right to post notices of non-responsibility in or on the Premises as provided by law. If Lessee shall, in good faith, contest the validity of any such lien, claim or demand, then Lessee shall, at its sole expense defend itself and Lessor against the same and shall pay and satisfy any such adverse judgment that may be rendered thereon before the enforcement thereof against the Lessor or the Premises.

     (c) Any alterations, improvements, additions or Utility Installations in, or about the Premises that Lessee shall desire to make and which requires the consent of the Lessor shall be presented to Lessor in written form, with proposed detailed plans. If Lessor shall give its consent the consent shall be deemed conditioned upon Lessee acquiring a permit to do so from appropriate governmental agencies, the furnishing of a copy thereof to Lessor prior to the commencement of the work and the compliance by Lessee of all conditions of said permit in a prompt and expeditious manner. Lessor approval not to be unreasonably withheld.

     (d) Lessee's machinery and equipment, other than that which is affixed to the Premises so that it cannot be removed without material damage to the Premises, shall remain the property of Lessee and may be removed by Lessee subject to the provisions of Paragraph 6.2(c).

7.   Insurance Indemnity.

     7.1 Liability Insurance.

     (a) Lessee Liability Insurance. Lessee shall, at Lessee's expense obtain and keep in force during the term of this Lease a policy of Combined Single Limit, Bodily Injury and Property Damage insurance insuring Lessee against any liability arising out of the ownership, use, occupancy or maintenance of the Premises and all areas appurtenant thereto. Such insurance shall be combined single limit policy in an amount of not less than Five Hundred Thousand Dollars and 00/100 ($500,000.00). The policy shall insure performance by Lessee of the indemnity provisions of this Paragraph 7. The limits of said insurance shall not, however, limit the liability of Lessee hereunder. If Lessee shall fail to procure and maintain said insurance Lessor may, but shall not be required to, procure and


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maintain the same, but at the expense of Lessee.  Not more frequently than each five (5) years, if, in the reasonable opinion of Lessor, the amount of liability insurance required hereunder is not adequate, Lessee shall increase said insurance coverage as required by Lessor, provided, however, that in no event shall the amount of the liability insurance increase by more than fifty percent (50%) greater than the amount thereof during the preceding five (5) years of the term of this Lease. However, the failure of Lessor to require any additional insurance coverage shall not be deemed to relieve Lessee from any obligations under the Lease.

     (b) Lessor Liability Insurance. Lessor, for Lessor's sole protection, shall likewise, at all time during the term of this Lease and any extensions or renewals thereof, and at its expense, maintain a policy or policies of comprehensive general liability insurance, issued by and binding upon some solvent insurance company, such insurance to afford minimum protection of not less than Three Hundred Thousand Dollars and 00/100 ($300,000.00) in respect of personal injury or death to any one person, and of not less than Five Hundred Thousand Dollars and 00/100 ($500,000.00) in respect of any one occurrence, and of not less than one Hundred Fifty Thousand Dollars and 00/100 ($150,000.00) for property damage for liabilities of Lessor as set forth in this Lease agreement.

     7.2 Property Insurance.

     (a) Lessor shall obtain and keep in force during the term of this Lease a policy or policies of insurance covering loss or damage to the Premises, but not Lessee's fixtures, equipment or tenant improvements in the amount of the full replacement value thereof, providing protection against all perils included within the classification of fire, extended coverage, vandalism, malicious mischief, special extended perils (all risk) but not plate glass insurance. If the Premises contains sprinklers, then the insurance coverage shall include sprinkler leakage insurance. In addition, Lessor shall obtain and keep in force, during the term of this Lease, a policy of rental income insurance covering a period of six months, with loss payable to Lessor, which insurance shall also cover all real estate taxes and insurance costs for said period for which Lessee is obligated to pay.

     (b) Lessee shall pay to Lessor, during the term hereof, in addition to the rent, the amount of any increase in premiums for the insurance required under Paragraph 7.2(a) over and above the premiums paid during calendar year 1988, whether such increase shall be the result of the nature of Lessee's occupancy, any act or omission of Lessee, requirements of the holder of a mortgage or deed of trust covering the Premises, increased valuation of the Premises, or general rate increases. In lieu of reimbursing Lessor for the cost of rental income insurance, Lessee may obtain at its sole cost and provide to Lessor an unconditional and irrevocable letter of credit, issued by a Bank acceptable to Lessor, in an amount equal to rent for six months plus the amount of all real estate taxes and insurance which Lessee is obligated to pay. Said letter of credit shall be for a minimum of one (1) year and the issuing Bank shall give Lessor not less than fourteen (14) days written notice of the expiration or nonrenewal of the letter of credit.


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     (c) Lessee shall pay any such premium increases to Lessor within thirty
(30) days after receipt by Lessee of a copy of the premium statement or other satisfactory evidence of the amount due. If the insurance policies maintained hereunder cover other improvements or other properties of the Lessor in addition to the Premises, Lessor shall also deliver to Lessee a statement of the amount of such increase attributable to the Premises and showing in reasonable detail the manner in which such amount was computed. If the term of this Lease shall not end concurrently with the expiration of the period covered by such insurance, Lessee's liability for premium increases shall be prorated on an annual basis and shall end as of the expiration or termination of this Lease.

     7.3 Insurance Policies. Insurance required hereunder shall be in companies holding a "General Policyholders Rating" of B plus or better as set forth in the most current issue of "Best Insurance Guide". Lessee shall deliver to Lessor copies of policies of liability insurance required under Paragraph 7.1 or certificates evidencing the existence and amounts of such insurance with loss payable clauses satisfactory to Lessor. No such policy shall be cancellable or subject to reduction of coverage or other modification except after ten (10) days prior written notice to Lessor. Lessee shall, within ten (10) days prior to the expiration of such policies, furnish Lessor with renewals or "binders" thereof, or Lessor may order such insurance and charge the cost thereof to Lessee, which amount shall be payable by Lessee upon demand. Lessee shall not do or permit to be done anything which shall invalidate the insurance policies referred to in Paragraph 7.2.

     7.4 Waiver of Subrogation. Lessee and Lessor each hereby waive any and all rights of recovery against the other, or against the officers, employees, agents and representatives of the other, for loss of or damage to such waiving party or its property or the property of the others under its control, where such loss or damage is insured against under any insurance policy in force at the time of such loss or damages. Lessee and Lessor shall, upon obtaining the policies of insurance required hereunder, give notice to the insurance carrier or carriers that the foregoing mutual waiver of subrogation is contained in this Lease.

     7.5 Mutual Release and Indemnity. Lessor shall not be liable to Lessee or the Lessee's agents, servants, employees, customer, or invitees for any damage to person or property caused by any act, omission or neglect of Lessee, its agents, employees or representatives, and Lessee agrees to hold Lessor harmless from all claims for any such damage. Lessee shall not be liable to Lessor or Lessor's agents, servants, employees, customers or invitees for any damage to persons or property caused by any act, omission or neglect of Lessor, its agents, representatives, or employees, and Lessor agrees to hold Lessee harmless from all claims for any such damage.

8.   Damage or Destruction.

     8.1 Partial Damage-Insured. Subject to the provisions of Paragraphs 8.3 and 8.4, if the Premises are damaged and such damage was caused by a casualty covered under



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an insurance policy required to be maintained pursuant to Paragraph 7.2, Lessor shall at Lessor's expense repair such damage as soon as reasonably possible and this Lease shall continue in full force and effect but Lessor shall not repair or replace Lessee's fixtures, equipment or tenant improvements.

     8.2 Partial Damage-Uninsured. Subject to the provisions in Paragraphs 8.3 and 8.4, if at any time during the term hereof the Premises are damaged, except by a negligent or willful act of Lessee (in which event Lessee shall make the repairs, at its expense) and such damage was caused by a casualty not covered under an insurance policy required to be maintained by Lessor pursuant to Paragraph 7.2, Lessor may at Lessor's option either (i) repair such damage as soon as reasonably possible at Lessor's expense, in which event this Lease shall continue in full force and effect, or (ii) give written notice to Lessee within thirty (30) days after the date of the occurrence of such damage of Lessor's intention to cancel and terminate this Lease as of the date of the occurrence of such damage. In the event Lessor elects to give such notice of Lessor's intention to cancel and terminate this Lease, Lessee shall have the right within ten (10) days after the receipt of such notice to give written notice to Lessor of Lessee's intention to repair such damage at Lessee's expense, without reimbursement from Lessor, in which event this Lease shall continue in full force and effect, and Lessee shall proceed to make such repairs as soon as reasonably possible. If Lessee does not give such written notice within such 10-day period this Lease shall be cancelled and terminated as of the date of the occurrence of such damage.

     8.3 Total Destruction. If at any time during the term hereof the Premises are totally destroyed from any cause whether or not covered by the insurance required to be maintained by Lessor pursuant to Paragraph 7.2 (including any total destruction required by any authorized public authority) this Lease shall automatically terminate as of the date of such total destruction.

     8.4 Damage Near End of Term. If the Premises are partially destroyed or damaged during the last six months of the term of this Lease, Lessor may at Lessor's option cancel and terminate this Lease as of the date of occurrence or such damage by giving written notice to Lessee of Lessor's election to do so within thirty (30) days after the date of occurrence of such damage.

     8.5 Abatement of Rent; Lessee's Remedies.

     (a) If the Premises are partially destroyed or damaged and Lessor or Lessee repairs or restores them pursuant to the provisions of this Paragraph 8, the rent payable hereunder for the period during which such damage, repair or restoration continues shall be abated in proportion to the degree to which Lessee's use of the Premises is impaired. Except for abatement of rent, if any, Lessee shall have no claim against Lessor for any damage suffered by reason of any such damage, destruction, repair or restoration.


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     (b) If Lessor shall be obligated to repair or restore the Premises under the provisions of this Paragraph 8 and shall not commence such repair or restoration within 90 days after such obligations shall accrue, Lessee may at Lessee's option cancel and terminate this Lease by giving Lessor written notice of Lessee's election to do so at any time prior to the commencement of such repair or restoration. In such event this Lease shall terminate as of the date of such notice.

     8.6 Termination - Advanced Payments. Upon termination of this Lease pursuant to this Paragraph 8, an equitable adjustment shall be made concerning advance rent and any advance payments made by Lessee to Lessor.

9.   Real Property Taxes.

     9.1 Payment of Tax Increase. Lessor shall pay all real property taxes applicable to the Premises; provided, however, that Lessee shall pay, in addition to rent, the amount, if any, by which real property taxes applicable to the Premises increase over the taxes paid for calendar year 1988. Such payment shall be made by Lessee to Lessor within thirty (30) days after receipt of Lessor's written statement setting forth the amount of such increase and the computation thereof. If the term of this Lease shall not expire concurrently with the expiration of the tax fiscal year, Lessee's liability for increased taxes for the last partial lease year shall be prorated on an annual basis and shall survive the expiration of this Lease.

     9.2 Definition of "Real Property" Tax. As used herein, the term "real property tax" shall include any form of assessment, license fee, commercial rental tax, levy, penalty, or tax (other than inheritance or estate taxes), imposed by any authority having the direct or indirect power to tax, including any city, county, state or federal government, or any school, agricultural, lighting, drainage or other improvement district thereof, as against any legal or equitable interest of Lessor in the Premises or in the real property of which the Premises are a part, as against Lessor's right to rent or other income therefrom, or as against Lessor's business of leasing the Premises or any tax imposed in substitution, partially or totally, of any tax previously included within the definition of real property tax, or any additional tax the nature of which was previously included within the definition of real property tax.

     9.3 Joint Assessment. If the Premises are not separately assessed, Lessee's liability shall be an equitable proportion of the real property taxes for all of the land and improvements included within the tax parcel assessed, such proportion to be determined by Lessor from the respective valuations assigned in the assessor's work sheets or such other information as may be reasonably available. Lessor's reasonable determination thereof, in good faith, shall be conclusive.


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     9.4 Personal Property Taxes.

     (a) Lessee shall pay prior to delinquency all taxes assessed against and levied upon trade fixtures, furnishings, equipment and all other personal property of the Lessee contained in the Premises or elsewhere. When possible, Lessee shall cause said trade fixtures, furnishings, equipment and all other personal property to be assessed and billed separately from the real property of Lessor.

     (b) If any of Lessee's said personal property shall be assessed with Lessor's real property, Lessee shall pay Lessor the taxes attributable to Lessee within ten (10) days after receipt of a written statement setting forth the taxes applicable to Lessee's property.

10. Utilities. Lessee shall pay for all water, gas, heat, light, power, telephone and other utilities and services supplied to the Premises, together with any taxes thereon. If any such services are not separately metered to Lessee, Lessee shall pay a reasonable proportion to be determined by Lessor of all charges jointly metered with other premises. Lessee assumes responsibility for any excess or debt service involved in providing electrical service to the facility in excess of 400 amp service, 277/480, volt/3 phase/4 wire.

11.  Assignment, Rent and Subletting.

     11.1 Lessor's Consent Required. Lessee shall not voluntarily or by operation of law assign, transfer, mortgage, sublet, or otherwise transfer or encumber all or any part of Lessee's interest in this Lease or in the Premises, without Lessor's prior written consent, which Lessor shall not unreasonably withhold. Any attempted assignment, transfer, mortgage, encumbrance or subletting without such consent shall be void, and shall constitute a breach of this Lease.

     11.2 Lessee Affiliate. Notwithstanding the provisions of Paragraph 11.1 hereof, Lessee may assign or sublet the Premises, or any portion thereof, without Lessor's consent, to any wholly owned subsidiary, affiliate, or corporation which controls, is controlled by or is under common control with Lessee, or to any corporation resulting from the merger or consolidation with Lessee, or to any person or entity which acquires all the assets of Lessee as a going concern of the business that is being conducted on the Premises, provided that said assignee assumes, in full, the obligations of Lessee under this Lease. Any such assignment shall not, in any way, affect or limit the liability of Lessee under the terms of this Lease even if after such assignment or subletting the terms of this Lease are materially changed or altered without the consent of lessee, the consent of whom shall not be necessary.

     11.3 No Release of Lessee. Regardless of Lessor's consent, no subletting or assignment shall release Lessee of Lessee's obligations or alter the primary liability of Lessee to pay the rent and to perform all other obligations to be performed by Lessee hereunder. The acceptance of rent by Lessor from any other person shall not be deemed to be a waiver by Lessor of any provision hereof. Consent to one assignment or subletting


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shall not be deemed consent to any subsequent assignment or subletting.  In the event of default by any assignee of Lessee or any successor of Lessee, in the performance of any of the terms hereof, Lessor may proceed directly against Lessee without the necessity of exhausting remedies against said assignee. Lessor may consent to subsequent assignments or subletting of this Lease or amendments or modifications to this Lease with assignees of Lessee without notifying Lessee, or any successor of Lessee, and without obtaining its or their consent thereto and such action shall not relieve Lessee of liability under this Lease.

12.  Defaults; Remedies.

     12.1 Defaults. The occurrence of any one or more of the following events shall constitute a material default and breach of this Lease by Lessee:

     (a) The vacating or abandonment of the Premises by Lessee.

     (b) The failure by Lessee to make any payment of rent or any other payment required to be made by Lessee hereunder, as and when due, where such failure shall continue for a period of fifteen (15) days after written notice thereof from Lessor to Lessee.

     (c) The failure by Lessee to observe or perform any of the covenants, conditions or provisions of this Lease to be observed or performed by Lessee other than described in paragraph (b) above, where such failure shall continue for a period of thirty (30) days after written notice hereof from Lessor to Lessee, provided, however, that if the nature of Lessee's default is such that more than thirty (30) days are reasonably required for its cure, then Lessee shall not be deemed to be in default if Lessee commenced such cure within said 30-day period and thereafter diligently pursues such cure to completion.

     (d) (i) The making by Lessee of any general arrangement for the benefit of creditors; (ii) the filing by or against Lessee of a petition to have Lessee adjudged a bankrupt or a petition for reorganization or arrangement under any law relating to bankruptcy (unless, in the case of a petition filed against Lessee, the same is dismissed within 60 days) ; (iii) the appointment of a trustee or receiver to take possession of substantially all of Lessee's assets located at the Premises or of Lessee's interest in this Lease, where possession is not restored to Lessee within thirty (30) days; or (iv) the attachment, execution or other judicial seizure of substantially all of Lessee's assets located at the Premises or of Lessee's interest in this Lease where such seizure is not discharged with thirty (30) days.

     (e) The discovery by Lessor that any financial statement given to Lessor by Lessee, any assignee of Lessee, any subtenant of Lessee, any successor in interest of Lessee or any guarantor of Lessee's obligations hereunder, and any of them, was materially false.

     12.2 Remedies. In the event of any such material default or breach by Lessee, Lessor may at any time thereafter, with or without notice or demand and without limiting Lessor in the exercise of any right or remedy which Lessor may have by reason of such default or breach;

     (a) Terminate Lessee's right to possession of the Premises by any lawful means, in which case this Lease shall terminate and Lessee shall immediately surrender possession of the Premises to Lessor. In such event Lessor shall be entitled to recover from Lessee all damages incurred by Lessor by reason of Lessee's default including, but not limited to, the cost of recovering possession of the Premises; expenses of reletting, including necessary renovation and alteration of the Premises, reasonable attorney's fees, and any real estate commission actually paid, the worth at the time of award by the court having jurisdiction thereof of the amount by which the unpaid rent for the balance of the term after the time of such award exceeds the amount of such rental loss for the same period that Lessee proves could be reasonably avoided, that portion of the leasing commission paid by Lessor applicable to the unexpired term of this Lease.

     (b) Maintain Lessee's right to possession in which case this Lease shall continue in effect whether or not Lessee shall have abandoned the Premises in such event Lessor shall be entitled to enforce all of Lessor's rights and remedies under this Lease, including the right to recover the rent as it becomes due hereunder.

     (c) Pursue any other remedy now or hereafter available to Lessor under the laws or judicial decisions of the State.

     12.3 Default by Lessor. Lessor shall not be in default unless Lessor fails to perform obligations required of Lessor within a reasonable time, but in no event later than thirty (30) days after written notice by Lessee to Lessor and to the holder of any first mortgage or deed of trust covering the Premises whose name and address shall have theretofore been furnished to Lessee in writing, specifying wherein Lessor has failed to perform such obligations; provided, however, that if the nature of Lessor's obligation is such that more than thirty (30) days are required for performance then Lessor shall not be in default if Lessor commences performance within such 30-day period and thereafter diligently prosecutes the same to completion. In the event of a default by Lessor of its obligation to maintain the portion of the Premises defined as the roof area of Site 18-A (the "Roof") as set forth in Paragraph 6.1, then the Lessee may, at any time after Lessee has given Lessor notice of the Roof default and Lessor has failed either to correct the Roof or commence the correction of the Roof within ten (10) working days of said notice, retain a reputable contractor to perform the needed Roof maintenance and repairs in a good and workmanlike manner and to provide the Roof free of defects and leaks. The Lessor shall reimburse Lessee for the reasonable cost of said contractor for performing the Roof work within thirty (30) days after the presentation to Lessor of the invoice for the contractor's services.

     12.4 Late Charges. Lessee hereby acknowledged that late payment by Lessee to Lessor of rent and other sums due hereunder will cause Lessor to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed on Lessor by the terms of any mortgage or trust deed covering the Premises. Accordingly, if any installment of rent or any other sum due from Lessee shall not be received by Lessor or Lessor's designee within ten (10) days after such amount shall be due, Lessee shall pay to Lessor a late charge equal to six percent (6%) of such overdue amount. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Lessor will incur by reason of late payment by Lessee. Acceptance of such late charge by Lessor shall in no event constitute a waiver of Lessee's default with respect to such overdue amount, nor prevent Lessor from exercising any of the other rights and remedies granted hereunder.

13. Condemnation. If more than twenty-five percent (25%) of the Premises shall be taken or appropriated to any public or quasipublic authority under the power of eminent domain, either party hereto shall have the right, at it's option, to terminate this Lease, and Lessee shall have no claim against Lessor for the value of any unexpired term of this Lease. If any percentage of the Premises is taken, and neither party elects to terminate as herein provided, the rental thereafter to paid shall be equitably reduced. Nothing contained herein shall be construed as a waiver by Lessee of any claim which it may have against the condemnor for the taking of all or part of the Premises and Lessee shall have the right to appear and file its claim for damages in any such condemnation proceedings, to participate in any and all hearing, trials, and appeals thereon and to receive the share of any such award so adjudicated due it.

14.  General Provisions.

     14.1 Estoppel Certificate.

     (a) Lessee shall at any time upon not less than ten (10) days prior written notice from Lessor execute, acknowledge and deliver to Lessor a statement in writing (i) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect) and the date to which the rent and other charges are paid in advance, if any, and
(ii) acknowledging that there are not, to Lessee's knowledge, any uncured defaults on the part of Lessor hereunder, or specifying such defaults if any are claimed. Any such statement may be conclusively relied upon by any prospective purchaser or encumbrancer of the Premises.

     (b) Lessee's failure to deliver such statement within such time shall be conclusive upon Lessee (i) that this Lease is in full force and effect, without modification except as may be represented by Lessor, (ii) that there are no uncured defaults in Lessor's performance, and (iii) that not more than one month's rent has been paid in advance or such failure may be considered by Lessor as a default by Lessee under this Lease.

     (c) If Lessor desired to finance or refinance the Premises, or any part thereof, Lessee hereby agrees to deliver to any lender designated by Lessor such financial statements of Lessee as may be reasonably required by such lender. Such statements shall include the past three years financial statements of Lessee. All such financial statements shall be received in confidence and shall be used only for the purposes herein set forth.

     14.2 Lessor's Liability. The term "Lessor" as used herein shall mean only the owner or owners at the time in question of the fee title or a lessee's interest in a group lease of the Premises. In the event of any transfer of such title or interest, Lessor herein named (and in case of any subsequent transfers the then grantor) shall be relieved from and after the date of such transfer of all liability as respects Lessor's obligations thereafter to be performed, provided that any funds in the hands of Lessor or the then grantor at the time of such transfer, in which Lessee has an interest, shall be delivered to the grantee. The obligations contained in this Lease to be performed by Lessor shall, subject as aforesaid, be binding on Lessor's successors and assigns, only during their respective periods of ownership.

     14.3 Severability. The invalidity of any provision of this Lease as determined by a court of competent jurisdiction, shall in no way affect the validity of any other provision hereof.

     14.4 Interest on Past-Due Obligations. Except as expressly herein provided, any amount due Lessor not paid when due shall bear interest at 10% per annum from the date due. Payment of such interest shall not excuse or cure any default by Lessee under this Lease, provided, however, that interest shall not be payable on late charges incurred by Lessee nor on any amounts upon which late charges are paid by Lessee.

     14.5 Time of Essence.  Time is of the essence.

     14.6 Captions.  Article and paragraph captions are not a part hereof.

     14.7 Incorporation of Prior Agreements; Amendments. This Lease contains all agreements of the parties with respect to any matter mentioned herein. No prior agreement or understanding pertaining to any such matter shall be effective. This Lease may be modified in writing only, signed by the parties in interest at the time of the modification. Except as otherwise stated in this Lease, Lessee hereby acknowledges that the Lessor or any employees or agents of any of said persons has made any oral or written warranties or representations to Lessee relative to the condition or use by Lessee of said Premises and Lessee acknowledges that Lessee assumes all responsibility regarding the Occupational Safety Health Act, or the legal use of adaptability of the Premises and the compliance thereof with all applicable laws and regulations in effect during the term of this Lease except as otherwise specifically stated in this Lease.

     14.8 Notices. Any notice, communication, request, reply or advice (hereinafter severally and collectively for convenience called "notice") in this instrument required or permitted to be given, by either party to the other, must be in writing and shall be given by depositing the same in the United States Mail, postpaid, certified, or registered, and addressed to the party to be notified, with return receipt requested. Notice shall be deemed given as of the time of mailing. For the purpose of notice, the addresses to the parties, shall, until changed as hereinafter provided, be as follows:

      Lessor:       David Harris
                    2551 Almeda Avenue
                    Norfolk, Virginia  23513

      Lessee:       Shell Oil Company             AND   Rampart Packaging, Inc.
                    Attn: Manager Office Leasing        Attn:  Dennis M. Parker
                    P. O. Box 2463                      Vice President Finance
                    One Shell Plaza                     400 Packets Court
                    Houston, Texas  77252               Williamsburg, VA  23185


The parties hereto, their respective heirs, successors, legal representatives and assigns shall have the right, from time to time and any time, to change their respective addresses and each shall have the right to specify as its address any other address by giving written notice to the other party in the manner and form above mentioned.

     14.9 Waivers. No waiver by Lessor of any provision hereof shall be deemed a waiver of any other provision hereof or of any subsequent breach by Lessee of the same or any other provision. Lessor's consent to or approval of any act shall not be deemed to render unnecessary the obtaining of Lessor's consent to or approval of any subsequent act by Lessee. The acceptance of rent hereunder by Lessor shall not be a waiver of any preceding breach by Lessee of any provision hereof, other than the failure of Lessee to pay the particular rent so accepted, regardless of Lessor's knowledge of such preceding breach at the time of acceptance of such rent.

     14.10 Recording. Lessee shall not record this Lease without Lessor's prior written consent, and such recordation shall, at the option of Lessor, constitute a non-curable default of Lessee hereunder. Either party shall, upon request of the other, execute, acknowledge and deliver to the other a "short form" memorandum of this Lease for recording purposes.

     14.11 Holding Over. If Lessee remains in possession of the Premises or any part thereof after the expiration of the term hereof without the express written consent of Lessor, such occupancy shall be a tenancy from month to month at a rental in the amount of the last monthly rental plus all other charges payable hereunder, and upon all the terms hereof applicable to a month-to-month tenancy.

     14.12 Cumulative Remedies. No remedy or election hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies at law or in equity.

     14.13 Covenants and Conditions. Each provision of this Lease performable by Lessee or Lessor shall be deemed both a covenant and a condition.

     14.14 Binding Effect; Choice of Law. Subject to any provisions hereof restricting assignment or subletting by Lessee and subject to the provisions of Paragraph 14.2, this Lease shall bind the parties, their personal representatives, successors and assigns. This Lease shall be governed by the laws of the State of Virginia.

     14.15 Subordination.

     (a) This Lease, at Lessor's option, shall be subordinate to any ground lease, mortgage, deed of trust, or any other hypothecation for security now or hereafter placed upon the real property of which the Premises are a part and to any and all advances made on the security thereof and to all renewals, modifications, consolidations, replacements and extensions thereof. Notwithstanding such subordination, Lessee's right to quiet possession of the Premises shall not be disturbed if Lessee is not in default and so long as Lessee shall pay the rent and observe and perform all of the provisions of this Lease, unless this Lease is otherwise terminated pursuant to its terms. If any mortgagee, trustee or ground lessor shall elect to have this Lease prior to the lien of its mortgage, deed of trust or ground lease, and shall give written notice thereof to Lessee, this Lease shall be deemed prior to such mortgage, deed of trust, or ground lease, whether this Lease is dated prior or subsequent to the date of said mortgage, deed of trust or ground lease or the date of recording thereof.

     (b) Lessee agrees to execute any documents required to effectuate such subordination or to make this Lease prior to the lien of any mortgage, deed of trust or ground lease, as the case may be, and failing to do so within ten (10) days after written demand.

     (c) This Lease shall not be subordinate to any ground lease, mortgage, deed of trust or any other hypothecation for security as described in subparagraph (a) unless the secured party enters into an agreement of non disturbance and attornment with Lessee, satisfactory to Lessee, which protects Lessee's rights to the Premises under the terms of the Lease.

     14.16 Attorney's Fees. If either party herein brings an action to enforce the terms hereof or declare rights hereunder, the prevailing party in any such action, on trial or appeal, shall be entitled to his reasonable attorney's' fees to be paid by the losing party as fixed by the court.

     14.17 Lessor's Access. Lessor and Lessor's agents shall have the right to enter the Premises at reasonable times for the purposes of inspecting the same, showing the same to prospective purchasers, or lenders, or lessees, and making such alterations, repairs, improvements or additions to the Premises or to the building of which they are a part as Lessor may deem necessary or desirable. Lessor may at any time place on or about the Premises any ordinary "For Sale" signs and Lessor may at any time during the last 120 days of the term place on or about the Premises any ordinary "For Lease" signs, all without rebate of rent or liability to Lessee.

     14.18 Signs and Auctions. Lessee shall not place any sign upon the Premises or conduct any auction thereon without Lessor's prior written consent except that Lessee shall have the right, without prior permission of Lessor to place ordinary and usual for rent or sublet signs thereon.

     14.19 Merger. The voluntary or other surrender of this Lease by Lessee, or a mutual cancellation thereof, or a termination by Lessor, shall not work a merger, and shall, at the option of Lessor, terminate all or any existing subtenancies or may, at the option of Lessor, operate as an assignment to Lessor of any or all of such subtenancies.

     14.20 Corporate Authority. If Lessee is a corporation, each individual executing this Lease on behalf of said corporation represents and warrants that he is duly authorized to execute and deliver this Lease on behalf of said corporation, in accordance with a duly adopted resolution of the Board of Directors of said corporation or in accordance with the Bylaws of said corporation, and that this Lease is binding upon said corporation in accordance with its terms. If Lessee is a corporation Lessee shall, within thirty (30) days after execution of this Lease, deliver to Lessor a certified copy of a resolution of the Board of Directors of said corporation authorizing or ratifying the execution of this Lease.

     14.21 Consents. Whenever the consent of either party is required under the terms of this Lease, such party shall not withhold the giving of such consent except for reasonable cause and shall not unreasonably delay the giving of such consent.

     14.22 Quiet Possession. Upon Lessee paying the fixed rent reserved hereunder and observing and performing all of the covenants, conditions and provisions on Lessee's part to be observed and performed hereunder, Lessee shall have quiet possession of the Premises for the entire term hereof subject to all of the provisions of this Lease.

     14.23 Options. In the event that the Lessee, under the terms of this Lease, has any option to extend the term of this Lease, or any option to purchase the Premises or any right of first refusal to purchase the Premises or other property of Lessor, then each of such options and rights are personal to Lessee and may not be exercised or be assigned, voluntarily or involuntarily, by or to any one other than Lessee except that it may be exercised by or assigned to any of the entities described in Paragraph 11.2 hereof for whom Lessee does not need the consent of Lessor or assign this Lease. In the event that Lessee hereunder has any multiple options to extend this Lease a later option to extend the

Lease cannot be exercised unless the prior option has been so exercised. No option may be exercised at a time when the Lessee is in default under its obligations under this Lease.

     14.24 Additional Provisions. Additional provisions may be added at time to time via addendum provided they are in writing and signed by both parties.

     14.25 Purchase Option. At the expiration of the initial ten (10) year term or at the expiration of any renewal term which Lessee has properly exercised, Lessee shall have the option to purchase the Premises for the price and upon the terms set forth herein. For the purpose of this purchase option, the Premises shall include both Site 18-A and Site 18-B and the buildings and improvements located thereon; Lessee not having an option to purchase either Site 18-A or Site 18-B without purchasing both Sites. In order to initiate the procedure for establishing the option price, Lessee shall give notice to Lessor not more than 210 days and not less than 180 days prior to the expiration of the initial lease term or any extension thereof requiring that the appraised value of the Premises be determined in accordance with following procedure. In its notice to Lessor, Lessee shall name an appraiser who shall be instructed to appraise the Premises (including the buildings and improvements) solely as 131,975 square feet of warehouse (excluding all offices and tenant improvements). Within fifteen (15) days of receipt of Lessee's notice, Lessor shall give notice to Lessee containing the name of the appraiser selected by Lessor. The appraiser selected by Lessor shall be instructed to appraise the Premises (including the buildings and improvements) solely as 131,975 square feet of warehouse (excluding all offices and tenant improvements). Both appraisers shall be qualified members in good standing of the Society of Real Estate Appraisers or the American Institute of Real Estate Appraisers with the designation of SREA or MAI and who are familiar with properties in the Hampton Roads area of Virginia. The appraisers selected by Lessee and Lessor shall complete and submit their written reports of the appraised value of the Premises, in accordance with established practice and the instructions set forth herein, to the respective parties within forty-five (45) days after receiving notice of their selection. Lessor and Lessee shall notify each other of the appraised values so determined and provide copies of the appraisers' reports. Upon compliance with the foregoing procedure and if there is a difference in the appraised values as determined by the two (2) initial appraisers equal to the ten percent (10%) or less of the lower appraised value, then the two (2) appraised values as determined by the initial appraisers shall be added together and then divided by two (2) and the resulting sum shall be the appraised value. If there is a difference in the appraised values as determined by the initial appraisers in excess of ten percent (10%) of the lower appraised value, then Lessor and Lessee shall attempt to establish an appraised value by mutual agreement. Upon their failure to reach an agreement within thirty (30) days after receipt of the last notification of the initial appraisers' reports as required herein, Lessor and Lessee, within the next following twenty (20) days, shall request the initial appraisers to appoint a third appraiser with the same qualifications as the initial appraisers. The third appraiser shall be instructed to determine the appraised value of the Premises on the same basis as the initial appraisers and, within forty-five
(45) days after being requested to do so, shall report in writing to Lessor and Lessee, his opinion of the appraised value of the Premises. Whereupon, the appraised value of the Premises shall be the value determined by the third appraiser. Within thirty (30) days after the appraised value of the Premises has been determined as set forth herein, Lessee shall give Lessor notice of its decision whether or not it opts to purchase the Premises for that price. If Lessee opts to purchase the Premises, the purchase price shall be paid by immediately available funds at settlement and the procedure set forth in Paragraph 14.26 shall be followed, time being of the essence. Lessee shall bear all fees and costs of the appraiser it selects, Lessor shall bear all fees and costs of the appraiser it selects, and Lessee and Lessor shall share equally the fees and costs of the third appraiser if one is needed, if Lessee exercises its option. However, all fees and costs shall be paid solely by Lessee if Lessee fails to exercise its option. Lessee's failure to exercise its option in any one instance shall not terminate this option as to any other instance, provided Lessee has extended the term hereof as provided in Paragraph 14.27 hereof.

     14.26 Purchase Procedure. In Lessee's notice exercising any purchase option herein, Lessee shall designate an Escrow Agent. Within thirty (30) days after receipt of such notice, Lessor shall deposit with Escrow Agent Lessor's recordable deed to Lessee, in form satisfactory to it. Promptly thereafter, Lessee shall order from the Title Company which Lessee shall also have designated in its exercise notice, a report on Lessor's title to the Premises, looking to Title Company's issuance to Lessee of any owner's policy of title insurance. Lessor shall clear the title of all liens, encumbrances, restrictions and other defects specified in that report which are not acceptable to Lessee. Upon receipt from Lessee of the purchase price and notice that title is acceptable, which shall occur within ninety (90) days of Lessee's notice exercising its purchase option, Escrow Agent shall deliver to Lessee the deed and to Lessor the purchase price, less the amounts of any liens subject to which Lessee elected to accept title, and the Virginia Grantor's tax which shall be paid by Lessor. Taxes and rent shall be prorated as of the date of delivery of the deed. Upon receipt from Lessee of notice that the title, is not acceptable, Escrow Agent shall return to Lessor the deed; and this Lease shall continue in effect, if Lessee exercises an option to extend the term of the Lease. All costs of the Escrow Agent shall be borne by Lessee.

     14.27 Renewals. Provided Lessee is not in default of the terms hereof, Lessee shall have the option to renew the term hereof for three (3) additional periods of five (5) years, on and subject to all of the terms, covenants and conditions set forth in this Lease, except that the rent shall be renegotiated to market rates in accordance with the provisions of this Paragraph 14.27. Twelve (12) months prior to the expiration of the initial term or any renewal term, Lessee shall give Lessor notice of Lessee's option to extend the term hereof and Lessee shall state in said notice what it proposes the market rent to be for said additional five (5) year term. Within thirty (30) days of receipt of Lessee's notice, Lessor shall give notice to Lessee stating whether the rent proposed by Lessee is acceptable to Lessor or what rental Lessor would be willing to accept for the additional five (5) year term. Lessor and Lessee shall have twenty (20) days after the date of Lessor's notice to agree upon the market rental for the additional five (5) year term. If no agreement is reached, then the procedures for securing two (2) appraisers and the remaining procedures set forth in Paragraph 14.25 above shall be used to determine the fair market rent for the applicable renewal term. The fair market rent and Lessee's decision whether to renew this Lease must be finalized at least six (6) months prior to the expiration of the initial term or any renewal term.

     14.28 Warranty of Title. Lessor covenants that Lessor is well seized of and has good right to lease the Premises, will warrant and defend title thereto, and will indemnify Lessee against any damage, expenses or disruption of Lessee's quiet enjoyment of the Premises which Lessee may suffer by reason of any lien, encumbrance, restriction or defect in the title to or description herein of the Premises. If at any time Lessor's title or right to receive rent hereunder is disputed, or there is a change of ownership of Lessor's estate by act of the parties or operation of law, Lessee may withhold rent thereafter accruing until Lessee is furnished proof satisfactory to it as to the party entitled thereto.

     14.29 Entire Agreement. This Lease constitutes the entire agreement among the parties, and it may not be modified or changed except by written instrument executed by Lessor and Lessee.

                                        THE LAWSON GROUP, LTD.


                                        By:   /s/  David F. Harris
                                           ----------------------------
                                        Title: President
                                               ------------------------


                                        SHELL OIL COMPANY


                                         By:   /s/  F.M. Parrow
                                            ---------------------------
                                         Title:  Manager Office Leasing
                                                 ----------------------
                                                 Corporate Real Estate
                                                 Business Services


     In accordance with Paragraph 11.2 hereof, Shell Oil Company hereby assigns all of its right, title interest and obligations under the aforesaid Lease to Rampart Packaging, Inc. subject to the terms, covenants and conditions set forth therein, which are accepted by Rampart Packaging, Inc.

                                        SHELL OIL COMPANY


                                        By:  /s/  F.M. Parrow
                                            ----------------------------
                                        Title:  Manager Office Leasing
                                                ------------------------
                                                Corporate Real Estate
                                                Business Services


                                        RAMPART PACKAGING, INC.


                                        By:  (s)  Jack L. Fraley, Jr.
                                           -----------------------------
                                        Title:  President and CEO
                                                ------------------------